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                                   EXHIBIT 21

                        SUBSIDIARIES OF THE CORPORATION
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EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION

                                                             Percent
 Parent Company                         Subsidiaries          Owned  State of Incorporation
 --------------                   ------------------------   ------- ----------------------
 Commercial Federal Corporation.. Commercial Federal Bank,     100%  Nebraska
                                  a Federal Savings Bank

                                  CFC Preferred Trust          100%  Delaware

                                  Liberty Mortgage Store,      100%  Iowa
                                  Inc.

 Commercial Federal Bank,
  a Federal Savings Bank......... Commercial Federal           100%  Nebraska
                                  Mortgage Corporation

                                  Commercial Federal           100%  Nebraska
                                  Investment Services,
                                  Inc.

                                  Commercial Federal           100%  Nebraska
                                  Insurance Corporation

                                  Commercial Federal           100%  Nebraska
                                  Service Corporation

                                  Empire Capital               100%  Colorado
                                  Corporation I

                                  Tower Title & Escrow          80%  Nebraska
                                  Company

                                  Roxborough Acquisition       100%  Nebraska
                                  Corporation

                                  Liberty Leasing Company      100%  Iowa

                                  AmerUs Leasing               100%  Iowa
                                  Corporation

                                  First Savings Securities     100%  California
                                  Corporation

                                  First Savings Investment     100%  Colorado
                                  Corporation

                                  REIT Holding Company         100%  Nebraska

                                  Wichita Acquisition          100%  Nebraska
                                  Corporation

                                  M. I. D. Properties          100%  Nebraska

                                  TC Manufacturing             100%  Nebraska

                                  Commercial Federal           100%  Nebraska
                                  Affordable Housing, Inc.

                                  Community Service, Inc       100%  Kansas

 Commercial Federal
  Insurance Corporation.......... ComFed Insurance             100%  British Virgin Islands
                                  Services Company,
                                  Limited

                                  First Savings Insurance,     100%  Colorado
                                  Inc.

 Commercial Federal
  Investment Services, Inc....... AmerUs Investments, Inc.     100%  Iowa

 Liberty Leasing Company......... Liberty Leasing Funding      100%  Iowa
                                  Corporation I

                                  Liberty Leasing Funding      100%  Iowa
                                  Corporation II

                                  Liberty Leasing Funding      100%  Iowa
                                  Corporation III

 REIT Holding Company............ Mortgage REIT, Inc.          100%  Nebraska

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Note: All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions are eliminated in consolidation.